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EXHIBIT 99.906.CERT.

                     CERTIFICATIONS PURSUANT TO SECTION 906
                            OF THE SARBANES-OXLEY ACT

Evelyn M Curran, President, and Gregory R. Kingston, Treasurer of
VALIC Company I (the "Registrant"), each certify to the best of his or her knowledge that:

1. The attached Form N-CSR report of the Registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the Registrant as of, and for, the periods presented in the report.

Dated: January 16, 2004

/s/ Evelyn M. Curran
Evelyn M. Curran
President

/s/ Gregory R. Kingston
Gregory R. Kingston
Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.